UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On December 20, 2012, MarkWest Energy Partners, L.P. (the “Partnership”) entered into the Fourth Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent (the “Agent”), and the other agents and lenders that are party thereto (the “Credit Agreement Amendment”), which amends the Amended and Restated Credit Agreement dated as of July 1, 2010, among the Agent, the other agents and lenders that are party thereto from time to time and the Partnership, as amended by the First Amendment to Amended and Restated Credit Agreement dated September 7, 2011, the Second Amendment to Amended and Restated Credit Agreement dated December 29, 2011 and the Third Amendment to Amended and Restated Credit Agreement dated June 29, 2012 (the “Existing Credit Agreement”).  The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, increase the maximum permissible total leverage ratio from 5.25 to 1.0 to 5.50 to 1.0 for any quarter ending on or before December 31, 2013.

The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
10.1

Fourth Amendment to Amended and Restated Credit Agreement dated as of December 20, 2012, among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: December 26, 2012	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer